ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-156695 Dated November 14, 2011

Rule 433
UBS AG has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for the offering of the
ETRACS ETNs) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates.
Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete
information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting
EDGAR on the SEC website at
www.sec.gov.
Alternatively, you can request the prospectus and the applicable prospectus supplement
by calling toll-free (+1-800- 722 7370). This communication is issued by UBS AG or an affiliate thereof (“UBS”). In the U.S., it is issued
by UBS Securities LLC, member FINRA, NYSE and SIPC. To the extent permitted by law, UBS does not accept any liability arising from
the use of this communication.

Contact Information UBS AG New York Branch 1285 Avenue Of The Americas New York NY 10019 Tel. +1-212-649 8000 www.ubs.com

ETRACS ETNs

We will not rest

UBS



Invest in America

Help small businesses grow

Business Development Company ETNs


BDCS - Linked to the BDC Index

ETRACS
ETNs

We will not rest UBS



Invest in America

Help small businesses grow

Business Development Company ETNs


BDCS - Linked to the BDC Index
BDCL - 2x Leveraged BDC Index Exposure
ETRACS
ETNs
Learn more
We will not rest
UBS

ETRACS ETNs

We will not rest UBS



Invest in America

Help small businesses grow

Business Development Company ETNs

BDCS - Linked to the BDC Index




BDCL - 2x Leveraged
BDC Index Exposure
ETRACS
ETNs
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We will not rest
UBS

ETRACS
ETNs

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We will not rest UBS

ETRACS BDC ETNs
Invest in America. Help small businesses grow.
▸Learn more
UBS

ETRACS Business Development Company ETNs
BDCS - Linked to the BDC Index
BDCL - 2x Leveraged BDC Index Exposure
▸Learn more
UBS

ETRACS
Business
Development
Company
ETNs

BDCS
Linked to the BDC Index

BDCL
2x Leveraged BDC Index Exposure

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UBS


ETRACS ETNs
Dynamic MLP investing
Better choices are
a better way
Energy Infrastructure MLPs
Ticker: MLPI
66 MLPs, 1 ETN
Ticker: MLPW
2x Leveraged MLP Exposure
Ticker: MLPL
ETRACS ETNs
Dynamic MLP investing
Learn more
UBS


ETRACS ETNs
Dynamic MLP investing


Better choices are a better way


Energy Infrastructure MLPs
Ticker: MLPI


66 MLPs, 1 ETN
Ticker: MLPW


2x Leveraged MLP Exposure
Ticker: MLPL

ETRACS ETNs
Dynamic MLP investing

ETRACS Alerian MLP Infrastructure - Ticker: MLPI

ETRACS 1xMonthly Short Alerian MLP Infrastructure TR - Ticker: MLPS

ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure - Ticker: MLPL

ETRACS Alerian Natural Gas MLP - Ticker: MLPG

ETRACS Wells Fargo MLP - Ticker: MLPW

▸Learn more

UBS


ETRACS ETNs
Dynamic MLP investing
Better choices are a better way
Energy Infrastructure MLPs
Ticker: MLPI
66 MLPs, 1 ETN
Ticker: MLPW
2x Leveraged MLP Exposure
Ticker: MLPL
ETRACS ETNs
Dynamic MLP investing
Learn more
UBS


ETRACS ETNs Dynamic MLP investing
Better choices are a better way
Energy Infrastructure MLPs Ticker: MLPI
66 MLPs, 1 ETN Ticker: MLPW
2x Leveraged MLP Exposure Ticker: MLPL
ETRACS MLP ETNs
MLPI
MLPS
MLPL
MLPG
MLPW
Learn more
UBS

ETRACS
MLP ETNs

Access. Choice. Precision.

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UBS

ETRACS ETNs
Dynamic MLP investing

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UBS

ETRACS ETNs
Dynamic MLP investing

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UBS

ETRACS
MLP ETNs

MLPI

MLPS

MLPL

MLPG

MLPW

▸Learn more

UBS

ETRACS ETNs
Dynamic MLP investing

▸ Learn more

UBS

ETRACS ETNs
Dynamic MLP investing

ETRACS Alerian MLP Infrastructure - Ticker: MLPI

ETRACS 1xMonthly Short Alerian MLP Infrastructure TR - Ticker: MLPS

ETRACS 2xMonthly Leveraged Long Alerian MLP Infrastructure - Ticker: MLPL

ETRACS Alerian Natural Gas MLP - Ticker: MLPG

ETRACS Wells Fargo MLP - Ticker: MLPW

▸ Learn more

UBS


ETRACS ETNs
Powerful commodity investing, diversified across maturities


All commodities
Ticker: UCI


Food commodities
Ticker: FUD


Agriculture commodities
Ticker: UAG

ETRACS CMCI ETNs

Powerful commodity investing, diversified across maturities

▸ Learn more

UBS



ETRACS ETNs
Powerful commodity investing, diversified across maturities



All commodities
Ticker: UCI



Food commodities
Ticker: FUD



Agriculture commodities
Ticker: UAG


ETRACS ETNs


Powerful commodity investing, diversified across maturities


UCI - All commodities


FUD - Food commodities


UAG - Agriculture commodities

ETRACS CMCI ETNs

Powerful commodity investing, diversified across maturities

▸ Learn more

UBS


ETRACS ETNs
Powerful commodity investing, diversified across maturities
All commodities
Ticker: UCI
Food commodities
Ticker: FUD
Agriculture commodities
Ticker: UAG
ETRACS
CMCI ETNs
Powerful commodity investing.
Learn more
UBS

ETRACS
CMCI ETNs
Access. Choice. Precision.
Learn more
UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities
Learn more
UBS

ETRACS CMCI ETNs
Powerful commodity investing, diversified across maturities
Learn more
UBS

ETRACS
CMCI ETNs
Powerful commodity investing.
Learn more
UBS

ETRACS CMCI ETNs

Powerful commodity investing, diversified across maturities

▸ Learn more

UBS

ETRACS CMCI ETNs

Powerful commodity investing, diversified across maturities

13 ETRACS commodity ETNs including:

ETRACS CMCI TR - Ticker: UCI

ETRACS CMCI Food TR - Ticker: FUD

ETRACS CMCI Agriculture TR - Ticker: UAG

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UBS